Exhibit 99.1

Consolidated Financial Statements December 31, 2012 and 2011 On Time Express, Inc. and Consolidated Variable Interest Entity On Time Logistics, Inc.

On Time Express, Inc. and Consolidated Variable Interest Entity

Table of Contents

December 31, 2012 and 2011

Independent Auditor’s Report

The Board of Directors

On Time Express, Inc. and Consolidated Variable Interest Entity

Tempe, Arizona

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of On Time Express, Inc. and Consolidated Variable Interest Entity as of December 31, 2012 and 2011, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of On Time Express, Inc. and Consolidated Variable Interest Entity as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Phoenix, Arizona

February 19, 2013

1850 N. Central Ave., Ste. 400 | Phoenix, AZ 85004-4624 | T 602.264.5844 | F 602.277.4845 | EOE

On Time Express, Inc. and Consolidated Variable Interest Entity

Consolidated Balance Sheets

December 31, 2012 and 2011

	2012	2011
Assets
Current Assets
Cash and cash equivalents	$3,678	$3,307
Trade accounts receivable, net of allowance	2,522,914	2,647,159
Other receivables	37,160	39,990
Prepaid expenses and other assets	146,806	114,254
Deferred tax asset	19,000	27,000
Income tax receivable	158,000	—

Total current assets	2,887,558	2,831,710

Due from stockholder	155,000	—
Capitalized Loan Fees, Net	—	32,661
Deferred Tax Asset	166,000	562,000
Property and Equipment, Net	2,915,140	3,033,299

	$6,123,698	$6,459,670

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	1,975,440	2,207,360
Accrued expenses	169,160	259,102
Income tax liability	—	40,000
Current portion of capital lease obligation	2,890	6,385
Current portion of long-term debt	14,386	105,581

Total current liabilities	2,161,876	2,618,428
Long-Term Liabilities
Line of credit	1,427,514	859,965
Capital lease obligation, net of current portion	—	3,062
Long-term debt, net of current portion	53,132	290,993
Notes payable, related party	—	245,032

Total liabilities	3,642,522	4,017,480

Stockholders’ Equity
Controlling interest in equity
Common stock	1,000	1,000
Additional paid-in capital	1,946,218	1,946,218
Retained earnings (deficit)	(564,621)	(1,624,474)
Non-controlling interest in equity	1,098,579	2,119,446

Total stockholders’ equity	2,481,176	2,442,190

	$6,123,698	$6,459,670

See Notes to Consolidated Financial Statements

On Time Express, Inc. and Consolidated Variable Interest Entity

Consolidated Statements of Operations

Years Ended December 31, 2012 and 2011

	2012	2011
Sales	$27,865,045	$27,031,382

Cost of Sales
Cost of purchased transportation	19,339,823	19,391,502
Other direct costs	2,307,515	2,892,655

	21,647,338	22,284,157

Gross Profit	6,217,707	4,747,225

Selling, General, and Administrative Expenses
Payroll	1,438,368	1,444,265
Travel and entertainment	191,782	192,495
Marketing	1,529	2,862
Motor vehicle	61,091	64,787
Professional	441,286	174,259
General and administrative	293,683	329,173
Repairs and maintenance	7,316	9,322
Depreciation and amortization	281,672	334,046
IT and telecommunication	391,593	390,684
Insurance	41,598	18,574
Finance	50,384	76,031
Bad debt recoveries	(10,275)	(159,721)

	3,190,027	2,876,777

Other Income (Expense)
Interest income	6,256	4,032
Other income	44,896	86,837
Interest expense	(87,952)	(213,931)
Gain (loss) on disposal of assets	4,180	(16,407)

	(32,620)	(139,469)

Income Before Income Taxes	2,995,060	1,730,979
Provision for Income Taxes	(1,006,074)	(555,094)

Net Income	$1,988,986	$1,175,885

See Notes to Consolidated Financial Statements

On Time Express, Inc. and Consolidated Variable Interest Entity

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2012 and 2011

	Controlling Interests in Equity
	Common Stock	Additional Paid in Capital	Retained Earnings (Deficit)	Non-controlling Interests in Equity	Total Stockholders’ Equity
Balance, January 1, 2011	$1,000	$1,946,218	$(2,535,550)	$1,854,637	$1,266,305
Net Income
Controlling interests net income	—	—	911,076	—	911,076
Non-controlling interests net income	—	—	—	264,809	264,809

Balance, December 31, 2011	1,000	1,946,218	(1,624,474)	2,119,446	2,442,190

Net Income
Controlling interests net income	—	—	1,709,853	—	1,709,853
Non-controlling interests net income	—	—	—	279,133	279,133

	—	—	1,709,853	279,133	1,988,986

Distributions	—	—	(650,000)	(1,300,000)	(1,950,000)

Balance, December 31, 2012	$1,000	$1,946,218	$(564,621)	$1,098,579	$2,481,176

See Notes to Consolidated Financial Statements

On Time Express, Inc. and Consolidated Variable Interest Entity

Consolidated Statements of Cash Flows

Years Ended December 31, 2012 and 2011

	2012	2011
Operating Activities
Net Income	$1,988,986	$1,175,885
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	281,672	334,046
(Gain) Loss on disposal of property and equipment	(4,180)	16,407
Bad debt recoveries	(10,275)	(159,721)
Deferred income taxes	404,000	654,000
(Increase) decrease in assets
Trade accounts receivable	134,520	1,529,392
Other receivables	2,830	(9,988)
Prepaid expenses and other assets	(32,552)	28,748
Income tax receivable	(158,000)	194,383
Increase (decrease) in liabilities
Checks in excess of bank deposit	—	(391,316)
Accounts payable	(231,920)	(1,168,066)
Accrued expenses	(89,942)	17,871
Income tax liability	(40,000)	—

Net Cash Provided by Operating Activities	2,245,139	2,221,641

Investing Activities
Purchases of property and equipment	(53,323)	(33,823)
Proceeds from sale of property and equipment	5,250	3,350

Net Cash Used in Investing Activities	(48,073)	(30,473)

Financing Activities
(Decrease) Increase in line of credit	567,549	(1,859,029)
Stockholder distributions	(1,950,000)	—
Issuance of notes receivable, shareholder	(155,000)	—
Payments on related party note payable	(245,032)	(190,636)
Payments on capital lease obligations	(6,557)	(36,918)
Payments on long-term debt	(407,655)	(101,278)

Net Cash Used in Financing Activities	(2,196,695)	(2,187,861)

Net Change in Cash and Cash Equivalents	371	3,307
Cash and Cash Equivalents, Beginning of Year	3,307	—

Cash and Cash Equivalents, End of Year	$3,678	$3,307

See Notes to Consolidated Financial Statements

On Time Express, Inc. and Consolidated Variable Interest Entity

Consolidated Statements of Cash Flows

Years Ended December 31, 2012 and 2011

	2012	2011
Supplemental Schedule of Cash Flow Information
Cash paid for interest	$94,002	$195,835

Cash paid for income taxes	$760,073	$—

Supplemental Schedule of Noncash Investing and Financing Activities Information
Vehicle obtained via long-term debt	$78,599	$46,366

See Notes to Consolidated Financial Statements

On Time Express, Inc. and Consolidated Variable Interest Entity

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 1—Nature of Operations and Significant Accounting Policies

On Time Express, Inc. was incorporated in the State of Arizona in September, 1997. The principal activity of On Time Express, Inc. is to provide transportation services for time-critical and time-sensitive freight.

Basis of Accounting

The Company utilizes the accrual basis of accounting, which is generally accepted in the United States of America (GAAP).

Principles of Consolidation

GAAP requires Consolidation of Variable Interest Entities (VIE) in which certain VIEs are to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.

The consolidated financial statements include the accounts of On Time Logistics, Inc. All significant intercompany transactions and balances have been eliminated in consolidation. On Time Express, Inc. has no ownership interest in On Time Logistics, Inc. However, the Company is the primary beneficiary of On Time Logistics, Inc., which qualifies as a variable interest entity under GAAP. Therefore, On Time Express, Inc. consolidates the results of operations from On Time Logistics, Inc.

On Time Express, Inc. has 100,000 common stock shares authorized and 1,000 common stock shares outstanding with no par value.

Variable Interest Entity

On Time Logistics, Inc., a variable interest entity of On Time Express, Inc., started operations in the State of Arizona in December, 1998. Included in On Time Logistics, Inc., are two newly-formed entities, Dallas Logistics, LLC and Tempe Logistics, LLC, of which the sole member of both entities is On Time Logistics, Inc. The principal activity of On Time Logistics, Inc. is the leasing of a building and land to On Time Express, Inc., and 100% of lease revenue is provided by On Time Express, Inc. Promissory notes of $0 and $481,981 at December 31, 2012 and 2011, respectively, of On Time Logistics, Inc. were guaranteed by the primary shareholders of On Time Express, Inc. On Time Logistics, Inc. has 100,000 common stock shares authorized and 1,000 common stock shares outstanding with no par value.

Cash and Cash Equivalents

The Company considers all highly-liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. At times the Company maintains cash and cash equivalents at certain financial institutions which exceed federally insured amounts.

Accounts Receivable and Credit Policy

Trade receivables are uncollateralized customer obligations due under normal trade terms, requiring payment within 30 days from the invoice date. After 30 days, the receivable is considered past due and finance charges may begin to apply; interest rates of these finance charges may vary. Payments on trade receivables are applied to the earliest unpaid invoices. The carrying amount of the trade receivables is reduced by an amount that reflects management’s best estimate of the amounts that will not be collected.

On Time Express, Inc. and Consolidated Variable Interest Entity

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Notes Receivable

Notes receivable represents amounts from uncollateralized customer obligations due under extended payment terms exceeding one year. The note carries interest rates at 4.5%, with payments applied first to unpaid interest balances and any remainder to the principal balance. The Company evaluates the collectability of the balances based upon historical experience and the specific circumstances of individual notes, with an allowance for uncollectible amounts being provided if necessary. As of December 31, 2012 and 2011, there was no allowance deemed necessary.

Revenue Recognition

The Company recognizes revenues upon delivery of shipments for transportation services. Transportation industry practice includes four acceptable methods for revenue recognition for shipments in process at the end of an accounting period, two of which are predominant: (1) recognize all revenue and the related delivery costs when shipments are delivered, or (2) recognize a portion of the revenue earned for shipments that have been picked up but not yet delivered at period end and accrue delivery costs as incurred. The Company uses the second method and recognizes the portion of revenue earned at the balance sheet date for shipments in transit and accrues all delivery costs as incurred. This accounting policy effectively and consistently matches revenue with expenses and recognizes liabilities as incurred.

Capitalized Loan Fees

The Company capitalizes costs associated with securing financing arrangements. The costs are capitalized as incurred and amortized over the life of the respective financing arrangement. Capitalized loan fees are being amortized over a three year life.

Property and Equipment

Property and equipment are stated at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense currently. Depreciation and amortization are provided using the straight-line and accelerated methods for financial reporting purposes and are applied over the estimated lives of the respective assets.

The Company reviews its property and equipment when events indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recorded when the sum of the future cash flows is materially less than the carrying amount of the asset. An impairment loss is measured as the amount by which the carrying amount of the asset exceeds its fair value. No impairment loss is recorded at December 31, 2012 and 2011.

Income Taxes

On Time Express, Inc. accounts for income taxes under generally accepted accounting principles. As such, On Time Express, Inc.’s provision for income taxes is based on the asset and liability method of accounting, whereby deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

On Time Express, Inc. and Consolidated Variable Interest Entity

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense (benefit) is the income tax payable (receivable) for the year and the change during the year in deferred tax assets and liabilities.

On Time Logistics, Inc. has elected to be taxed under the provisions of subchapter S of the Internal Revenue Code. Under those provisions, On Time Logistics, Inc. does not pay federal or state corporate income taxes on its taxable income. Instead, the stockholders are liable for the individual federal and state income tax on On Time Logistics, Inc.’s taxable income.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. As of December 31, 2011 and 2010, the unrecognized tax benefit accrual was zero. The Company will recognize future accrued interest and penalties related to unrecognized tax benefits in income tax expense if incurred. The Company is no longer subject to federal tax examination by tax authorities for years prior to 2009 and state examinations for years prior to 2008.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Advertising

The Company expenses advertising costs as they are incurred. Advertising expenses for the years ended December 31, 2012 and 2011 were approximately $1,500 and $2,900, respectively.

Presentation of Sales Taxes

The Company has customers in various states and municipalities in which those governmental units impose a sales tax on certain sales. The Company collects those sales taxes from its customers and remits the entire amount to the various governmental units. The Company’s accounting policy is to exclude the tax collected and remitted from revenue and cost of revenue.

Subsequent Events

The Company has evaluated subsequent events through February 19, 2013, the date which the financial statements were available to be issued.

Note 2—Accounts Receivable

Accounts receivable consisted of the following at December 31:

	2012	2011
Trade accounts receivable	$2,539,934	$2,672,159
Less: allowance for doubtful accounts	(17,020)	(25,000)

	$2,522,914	$2,647,159

On Time Express, Inc. and Consolidated Variable Interest Entity

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

A summary of changes in the allowance for doubtful accounts related to long-term accounts receivable for the years ended December 31 is as follows:

	2012	2011
Balance, beginning of year	$25,000	$209,460
Provision for bad debts	17,020	25,000
Recoveries of bad debts	(25,000)	(209,460)

Balance, end of year	$17,020	$25,000

Note 3—Property and Equipment

Property and equipment consisted of the following at December 31:

	2012	2011
Buildings	$2,488,172	$2,488,172
Furniture, fixtures, and equipment	480,309	476,737
Vehicles	545,913	812,560
Leasehold improvements	246,192	197,965
Software	433,410	433,410

	4,193,996	4,408,844
Less: Accumulated depreciation	(2,012,285)	(2,108,974)
Land	733,429	733,429

	$2,915,140	$3,033,299

Depreciation expense on property and equipment totaled $248,010 and $278,055 for the years ended December 31, 2012 and 2011, respectively.

Note 4—Capitalized Loan Fees

Capitalized loan fees consisted of the following as of December 31:

	2012	2011
Capitalized loan fees	$167,974	$167,974
Less: Accumulated amortization	(167,974)	(135,313)

	$—	$32,661

Amortization expense for the year ended December 31, 2012 and 2011 was $32,662 and $55,992.

On Time Express, Inc. and Consolidated Variable Interest Entity

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Note 5—Long Term Debt

Long term debt consisted of the following at December 31:

	2012	2011
Note payable to a financial institution bearing an interest rate of 7.64%, payable in monthly installments of $10,759, including principal and interest, maturing in June 2015. This note is collateralized by a building (Term Loan B).	$—	$384,939
Note payable to a financial institution bearing an interest rate of 6.75%, payable in monthly installments of $436, including principal and interest, maturing in May 2014. This note is collateralized by a vehicle.	—	11,635
Note payable to a financial institution bearing an interest rate of 6.75%, payable in monthly installments of $436, including principal and interest, maturing in May 2014. This note is collateralized by a vehicle.	67,518	—

	67,518	396,574
Less current portion	(14,386)	(98,777)

	$53,132	$297,797

Maturities of long-term debt are as follows at December 31:

2014	$14,386
2015	14,882
2016	15,422
2017	15,981
2018	6,847

$67,518

Note 6—Line of Credit and Term Loan

Effective August 28, 2009, the Company entered into an agreement with Wells Fargo Bank, NA to provide a $4,000,000 revolving credit facility for the Company. This agreement also provides for one term loan defined as “Term Loan B,” as disclosed above. Term Loan B is coterminous with the terms of the line of credit, such that if the line of credit is called or is not extended on the maturity date, Term Loan B is callable by the Bank at that time. Term Loan B was paid in full during the year ended December 31, 2012. The line of credit is subject to certain financial covenants and a borrowing base limitation.

Effective May 2011, the line of credit agreement was amended and the revised terms state the interest rate to be the three month LIBOR plus 5% or the three month LIBOR plus 6%, dependent on Company operating results as defined in the agreement (5.625% as of December 31, 2011). The remaining balance available to be drawn on the line of credit subject to the borrowing base limitation was $2,159,612 as of December 31, 2011. The Company had an outstanding balance of $859,965 as of December 31, 2011.

On Time Express, Inc. and Consolidated Variable Interest Entity

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Effective January 28, 2012, the revolving line of credit was reduced to $3,000,000 and the revised terms state the interest rate to be three month LIBOR plus 5% or the three month LIBOR plus 4.5%, dependent on Company operating results as defined in the agreement (4.875% as of December 31, 2012). The remaining balance available to be drawn on the line of credit subject to the borrowing base limitation was $380,818 as of December 31, 2012. The Company had an outstanding balance of $1,427,514 as of December 31, 2012. The Company was in compliance with these covenants as of December 31, 2012. The principal is due in full along with any accrued interest in a balloon payment on August 31, 2014.

Note 7—Related Party Transactions

The owner advanced the Company a loan of $460,668 in the year ended December 31, 2010. The notes payable incur interest at rates between 1% and 2% per annum. The total amount due as of December 31, 2011 was $245,032. The related party notes payable was paid in full as of December 31, 2012.

As of December 31, 2012 a note receivable was advanced to the Owner, incurring interest at 4.5% per annum. The total amount due as of December 31, 2012 and 2011 was $155,000 and $0, respectively.

Note 8—Phantom Stock Agreement

The Company entered into agreements in March 2011 to provide certain key employees of the Company with “phantom stock interests”. After a one year period, these rights shall be vested in full. The substance of the agreement is that the participants will be entitled to payment upon the following events: when dividends are paid by the Company to its shareholders; upon termination of employment; or in the event of change of control of the Company. As of December 31, 2011, no employees had received any “phantom stock interests” under the terms of the agreement. During the year ended December 31, 2012 total phantom stock interests paid to individuals were $312,000 and recorded as expenditures in the income statement. In addition, a phantom share buy-out was paid by the Company which totaled $123,050 and recorded as expenditures in the income statement. The plan terminates on December 31, 2015.

Note 9—Deferred Income Taxes

Components of the Company’s deferred tax assets and liability are as follows at December 31:

	2012	2011
Excess tax over book depreciation/amortization	$118,000	$41,000
Allowance for doubtful accounts	7,000	10,000
Federal net operating loss carryover	—	348,000
State net operating loss carryover	27,000	152,000
Accrued expenses	12,000	15,000
Prepaid rent	—	2,000
Capital loss carryover	21,000	21,000

Total deferred tax asset	185,000	589,000

Deferred income tax asset—current	19,000	27,000
Deferred income tax asset—non-current	166,000	562,000

	$185,000	$589,000

On Time Express, Inc. and Consolidated Variable Interest Entity

Notes to Consolidated Financial Statements

December 31, 2012 and 2011

Components of the Company’s provision for income taxes are as follows at December 31:

	2012	2011
Federal income tax liability (refund)	$760,074	$(98,906)
Income tax liability (receivable)	(158,000)	40,000
Deferred income taxes	404,000	614,000

Provision for income taxes	$1,006,074	$555,094

As of December 31, 2012, On Time Express, Inc., has available approximately $390,000 of state net operating loss carryforwards that begin to expire in 2013.

Note 10—Operating Leases

The Companies lease certain office equipment and trucking equipment under long-term operating leases expiring through June 2015 and other trailers and trucks under month to month operating leases. During the years ended December 31, 2012 and 2011, rentals under long-term lease obligations were $270,609 and $425,862, respectively. Future obligations under the terms of the leases are:

2013	$118,544
2014	104,213
2015	17,252

$240,009

Note 11—Employee Benefit Plan

The Company has a 401(k) defined contribution profit sharing plan which covers those employees who are at least 21 years of age and have one year of service. The Company matches 50% of the employees’ deferral up to 6% of compensation contributed, as defined by the Plan. The Company match was temporarily suspended as of October 2010 and reinstated effective July 2012. The owners can also authorize discretionary contributions, as defined by the Plan. The Company made matching contributions for the years ended December 31, 2012 and 2011 of approximately $1,600 and $0, respectively. No discretionary contribution was authorized in 2012 or 2011.

Note 12—Major Customer

The Company and its variable interest Entity receive a substantial portion of its transportation revenue from one customer. Sales to that customer amounted to approximately 34% and 26% of total sales in 2012 and 2011, respectively. At December 31, 2012 and 2011, the amount due from that customer in trade receivables was $40,156 and $149,653, respectively.